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                                   [LETTERHEAD]


                                   July 7, 1997



Mr. Larry Ward, President
Heritage Oaks Bancorp
1200 Vine Street
Paso Robles, CA 93446


Dear Mr. Ward:

We give our consent to include the Company's annual report for 1996 and 1995 inclusive of our independent auditor's opinion in your S-8 registration statement.

                                            Yours very truly,


                                            /s/ Ron S. White
                                            -----------------
                                            VAVRINEK, TRINE, DAY & CO., LLP

RSW/rd
971070